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                                                                      Exhibit 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



          We consent to the incorporation by reference in the registration statement of Fountain Oil Incorporated on Form S-8, as amended in Post-Effective Amendment No. 1 (File No. 33-82944) and registration statement on Form S-8 (File No. 333-02651) of our report which includes a paragraph regarding the Company's ability to continue as a going concern, dated March 28, 1997, on our audits of the consolidated financial statements of Fountain Oil Incorporated as of December 31, 1996, August 31, 1996 and August 31, 1995, and for the four month period ended December 31, 1996, the years ended August 31, 1996 and 1995 and the ten month period ended August 31, 1994, which report is included in this Annual Report on Form 10-K.



                                          /s/Coopers & Lybrand L.L.P.

                                          COOPERS & LYBRAND L.L.P.


Houston, Texas
March 28, 1997